Exhibit 107
CALCULATION OF FILING FEE TABLES
FORM S-3
(Form Type)

Vishay Intertechnology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	(1)	Equity	Common Stock, par value $0.10 per share	457(r)
Fees to be Paid	(2)	Equity	Preferred Stock, par value $0.10 per share	457(r)
Fees to be Paid	(3)	Debt	Debt Securities	457(r)
Fees to be Paid	(4)	Other	Warrants	457(r)
Fees to be Paid	(5)	Other	Units	457(r)
Fees to be Paid	(6)	Other	Subscription Rights	457(r)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$0.00		$0.00
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$0.00

(1)
An indeterminate aggregate initial offering price and number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The securities registered hereunder include an indeterminate number or amount, as the case may be, of securities of each identified class as may from time to time be issued upon conversion, exercise or exchange of the securities issued directly hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or together with the other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock split, stock dividend or similar transaction, including pursuant to any applicable anti-dilution provisions (including, without limitation, upon adjustment of any conversion or exchange rate thereof).

The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of the entire registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(2)	See Note 1.

(3)	See Note 1.

(4)	See Note 1.

(5)	See Note 1.

(6)	See Note 1.